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                                   EXHIBIT 21

                           Subsidiaries of Registrant

         Coddle Creek Financial Corp. has one wholly owned subsidiary, Mooresville Savings Bank, Inc., S.S.B., which is more particularly discussed in Item 1 of this Form 10-KSB.